EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 13, 2008, is by and among OSI SYSTEMS, INC., a California corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of July 27, 2007 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Definition of Excess Cash Flow. The definition of Excess Cash Flow is hereby amended and restated in its entirety to read as follows:

“Excess Cash Flow” shall mean, with respect to any fiscal year of the Borrower, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to, without duplication, (a) cash flow from operations for the Borrower and its Subsidiaries on a Consolidated basis for such period minus (b) Consolidated Capital Expenditures for such period minus (c) optional prepayments of the Term Loan and of the Revolving Loans (to the extent accompanied by a corresponding reduction of the Revolving Commitments) made during such period minus (d) License Fees for such period minus (e) Scheduled Funded Debt Payments minus (f) cash consideration paid in connection with Permitted Acquisitions, including any earnout payments made during such period minus (g) fees paid in relation to this Agreement minus (h) Restricted Payments made during such period to the extent permitted by Section 6.10(d).

1.2 Amendment to Definition of Foreign Currency. The definition of Foreign Currency is hereby amended and restated in its entirety to read as follows:

“Foreign Currency” shall mean any of the following: (a) Euro, Sterling and Canadian Dollars and (b) any other currency that is freely tradable and convertible into Dollars that is approved by the applicable Issuing Lender and the Administrative Agent.

1.3 Amendment to Definition of LOC Obligations. The definition of LOC Obligations is hereby amended and restated in its entirety to read as follows:

“LOC Obligations” shall mean, at any date of determination, the sum of (a) with respect to all Letters of Credit issued in Dollars, the Dollar Equivalent of the maximum amount which is, or at any time thereafter may become, available to be drawn under such Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit, (b) with respect to all Letters of Credit issued in a Foreign Currency, the Dollar Equivalent of the maximum amount which is, or at any time thereafter may become, available to be drawn under such Letter of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit and (c) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

1.4 Amendment to Definition of Permitted Acquisition. Clause (v) of the definition of Permitted Acquisition is hereby amended and restated in its entirety to read as follows:

(v)(A) for any Permitted Acquisition with total consideration greater than $10,000,000, the Target shall have earnings before interest, taxes, depreciation and amortization (using the methodology applied in the calculation of Consolidated EBITDA) for the four fiscal quarter period ending prior to the acquisition date in an amount greater than $0 and (B) for any Permitted Acquisition with total consideration less than or equal to $10,000,000, the Target shall have earnings before interest, taxes, depreciation and amortization (using the methodology applied in the calculation of Consolidated EBITDA) for the four fiscal quarter period ending prior to the acquisition date in an amount greater than negative $3,000,000.

1.5 Amendment to Section 1.6(b). Section 1.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Any request for a Letter of Credit in a currency other than Dollars shall be made to the Administrative Agent and the applicable Issuing Lender, not later than 11:00 A.M., five (5) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable Issuing Lender, in their sole discretion). The Administrative Agent and the applicable Issuing Lender shall promptly notify the Borrower of the response to any request pursuant to this Section.

1.6 Amendment to Section 2.3(j). Section 2.3(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(j) The Borrower may request, and any Issuing Lender may issue, Letters of Credit denominated in any Foreign Currency (any such Letter of Credit, a “Foreign Currency Letter of Credit”), subject to the following provisions:

1.7 Amendment to Section 2.3(j)(iii). Section 2.3(j)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii) Reserved.

1.8 Amendment to Section 2.3(j)(v). Section 2.3(j)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(v) within five days of demand therefor by the applicable Issuing Lender, the Borrower shall reimburse such Issuing Lender for any Foreign Currency Letter of Credit, for any costs, expenses, losses or liabilities (including foreign currency exchange costs and losses) incurred by such Issuing Lender in connection with any drawing under such Foreign Currency Letter of Credit and the reimbursement of such drawing in Dollars rather than the applicable Foreign Currency, including, without limitation, any costs, expenses, losses or liabilities resulting from the determination of the Spot Rate two Business Days prior to the date a drawing under such Foreign Currency Letter of Credit is reimbursed.

1.9 Amendment to Section 2.3. A new clause (k) shall be added to the end of Section 2.3 of the Credit Agreement to read as follows:

(k) Issuing Lenders. Each Issuing Lender shall (i) prior to the issuance, renewal or extension of any Letter of Credit, receive written confirmation from the Administrative Agent that such issuance, renewal or extension meets the requirements set forth in Section 2.3, (ii) provide to the Administrative Agent, upon the issuance, renewal or extension of any Letter of Credit and on a monthly basis, a report that details the activity with respect to each Letter of Credit issued by such Issuing Lender (including an indication of the maximum amount then in effect with respect to each such Letter of Credit) and (iii) upon the Administrative Agent’s request, any other documentation relating to any such Letter of Credit (including, without limitation, copies of such Letters of Credit).

1.10 Amendment to Section 6.1(i). Section 6.1(i)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) (A) Foreign Subsidiaries organized under the laws of the United Kingdom may incur cash borrowings (excluding Foreign Mortgage Indebtedness) in an aggregate amount not to exceed $15,000,000,

1.11 Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.10 Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interest of such Person, (b) to make dividends or other distributions payable to the Credit Parties (directly or indirectly through its Subsidiaries), (c) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 5.9 after giving effect to any such payment, the Credit Parties may (A) effectuate the Specified Investment, (B) purchase shares (or the equivalent, or rights to acquire shares or the equivalent) held by directors, officers and employees of such Credit Party and (C) make interest payments with respect to Subordinated Debt and (d) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 5.9 after giving effect to any such repurchase, (iii) after giving effect to such repurchase, there shall be at least $25,000,000 of Revolver Availability and (iv) after giving effect to any such repurchase on a Pro Forma Basis, the Borrower shall have a Consolidated Leverage Ratio of less than or equal to 2.00 to 1.0, the Borrower may repurchase shares of its Equity Interests in an aggregate amount not to exceed $25,000,000 during the term of this Agreement as measured by the purchase price paid by the Borrower for such Equity Interests.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by a duly authorized officer of each party hereto.

(b) Executed Lender Consents. Receipt by the Administrative Agent of executed lender consents, in substantially the form of Exhibit A attached hereto (each a “Lender Consent”), from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 5:00 p.m. (Charlotte, NC time) on November 14, an amendment fee in an amount equal to five (5) basis points on (i) the aggregate Revolving Commitments of such approving Revolving Lenders and (ii) the outstanding principal amount of the Term Loan held by such approving Term Loan Lenders. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6 Further Assurances. The Credit Parties agree to promptly take such reasonable action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 General Release. In consideration of the Administrative Agent, on behalf of the Lenders, entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	OSI SYSTEMS, INC.,
a California corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

GUARANTORS:	DOLPHIN MEDICAL, INC.,
a California corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

FERSON TECHNOLOGIES, INC.,
a California corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

METOREX SECURITY PRODUCTS, INC.,
a California corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

OSI DEFENSE SYSTEMS, LLC,
a Florida limited liability company

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

OSI ELECTRONICS, INC.,
a California corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

OSI OPTOELECTRONICS, INC.,
a California corporation

By:	/s/ Deepak Chopra
Name:	Deepak Chopra
Title:	Chief Executive Officer

OSTEOMETER MEDITECH, INC., a California corporation

By:	/s/ Deepak Chopra
Name:	Deepak Chopra
Title:	Chief Executive Officer

RAPISCAN SECURITY PRODUCTS, INC., a California corporation

By:	/s/ Deepak Chopra
Name:	Deepak Chopra
Title:	Chief Executive Officer

RAPISCAN LABORATORIES, INC., a Delaware corporation

By:	/s/ Shiva Kumar
Name:	Shiva Kumar
Title:	President

RAPISCAN SYSTEMS, INC., a California corporation

By:	/s/ Deepak Chopra
Name:	Deepak Chopra
Title:	Chief Executive Officer

SPACELABS HEALTHCARE, INC., a Delaware corporation

By:	/s/ Deepak Chopra
Name:	Deepak Chopra
Title:	Chief Executive Officer

SPACELABS HEALTHCARE, L.L.C., a Washington limited liability company

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

SPACELABS MEDICAL, INC., a Delaware corporation

	By:	/s/ Deepak Chopra
	Name:	Deepak Chopra
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent on behalf of the Required Lenders

	By:	/s/ James Travagline
	Name:	James Travagline
	Title:	Vice President